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                                                                    EXHIBIT 10.4

                                    GUARANTY


                  This Guaranty, made and entered into as of December 12, 2001 (this "Guaranty"), is by and between El Paso Corporation, a Delaware corporation ("Guarantor"), and Cedar Brakes II, L.L.C., a Delaware limited liability company ("CBII").

                                   WITNESSETH:


                  WHEREAS, CBII has acquired (a) the rights of Cogen Technologies NJ Venture, a New Jersey general partnership (the "Bayonne Venture"), under the Power Purchase and Operations Coordination Agreement dated June 5, 1989 (the "Original Bayonne PPA") originally entered into between Public Service Electric and Gas Company ("PSE&G") and the Bayonne Venture and (b) the rights of Camden Cogen L.P., a Delaware limited partnership (the "Camden Venture"), under the Power Purchase and Interconnection Agreement dated April 15, 1988 (the "Original Camden PPA"), as amended by the First Amendment dated June 12, 1990 and the Second Amendment dated August 21, 1990, originally entered into between PSE&G and the Camden Venture;

                  WHEREAS, CBII has entered into the Amended and Restated Power Purchase Agreement dated May 23, 2001 with PSE&G to amend and restate the Original Bayonne PPA and the Original Camden PPA (as so amended and restated, the "Amended and Restated PPA");

                  WHEREAS, El Paso Merchant Energy, L.P. ("EPM"), a wholly-owned indirect subsidiary of Guarantor, and CBII have entered into a Power Purchase Agreement (the "Mirror PPA"), dated October 1, 2001, as amended on November 26, 2001, pursuant to which EPM has agreed to sell and deliver to CBII capacity and energy sufficient to enable CBII to meet its obligations under the Amended and Restated PPA;

                  WHEREAS, EPM and CBII also have entered into an Administrative Services Agreement (the "Administrative Services Agreement"), dated as of the date of this Guaranty, pursuant to which EPM has agreed to perform all of CBII's administrative and managerial functions; and

                  WHEREAS, Guarantor has determined that EPM's financial and performance obligations pursuant to the Mirror PPA and the Administrative Services Agreement are beneficial to Guarantor and Guarantor desires to guarantee such obligations.

                  NOW, THEREFORE, in consideration of the premises and in order to induce CBII to enter into the Mirror PPA and the Administrative Services Agreement, Guarantor does hereby agree as follows:

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                  1. Guarantor hereby irrevocably and unconditionally guarantees to CBII the punctual performance by EPM of all its obligations under the Mirror PPA and the Administrative Services Agreement (collectively the "Obligations"). Performance by Guarantor of the Obligations hereunder shall be made in full irrespective of (but otherwise without prejudice to the rights of Guarantor with respect to) any claim, set-off or other right that Guarantor may have at any time against CBII, EPM, or any other person or entity, whether in connection herewith or with any unrelated transaction.

                  2. This Guaranty is a primary obligation of Guarantor and shall be construed as an irrevocable, unconditional, absolute and continuing guaranty of the full and punctual performance of all of the Obligations and not of their collectibility only, irrespective of (a) the validity or enforceability of the Mirror PPA or the Administrative Services Agreement or any other agreement or instrument relating thereto, (b) any amplification, alteration, amendment, variation, supplement, renewal or replacement of the provisions of the Mirror PPA or the Administrative Services Agreement or (c) any other circumstances which might otherwise constitute a legal or equitable discharge or defense of a guarantor. This Guaranty shall remain in full force and effect until all Obligations of EPM have been performed.

                  3. Guarantor hereby irrevocably waives diligence, promptness, presentment, demand for payment or performance, protest, notice of protest, notice of non-performance or non-payment, notice of acceptance, notice of dishonor and any other notice with respect to any of the Obligations and this Guaranty, and covenants that the obligations of Guarantor under this Guaranty will not be discharged except by complete and final performance of all Obligations. All payments that Guarantor is required to make under this Guaranty shall be without any set-off, counterclaim or condition. The obligations of Guarantor shall not be affected by any change of ownership of EPM or the insolvency, bankruptcy or any other change in the legal status of EPM. In the event that the performance of EPM's Obligations are stayed or performance is delayed or deferred upon the insolvency, bankruptcy, reorganization or other proceeding involving EPM, all obligations of Guarantor shall remain in full force and effect and shall become immediately due to the extent that EPM would have otherwise been required to perform the Obligations absent the stay, delay or deferral in the enforceability of such Obligations. Guarantor hereby waives any legal or equitable defenses arising out of the insolvency, bankruptcy or other legal disability of EPM.

                  4. This Guaranty constitutes the entire agreement, and supersedes all prior written agreements and understandings, and all oral agreements, between Guarantor and CBII with respect to the subject matter hereof and may be executed simultaneously in several counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

                  5. The invalidity or unenforceability of any one or more phrases, sentences, clauses or sections in this Guaranty shall not affect the validity or enforceability of the remaining portions of this Guaranty or any part thereof.


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                  6. Guarantor represents and warrants to CBII that (a) it has the legal right to execute and deliver this Guaranty and to perform its obligations hereunder, (b) this Guaranty and the performance of Guarantor's obligations hereunder have been duly authorized by Guarantor and constitute legal, valid and binding obligations of Guarantor enforceable against Guarantor in accordance with their terms and (c) neither the execution and delivery by Guarantor of this Guaranty, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on Guarantor or the provisions of any indenture, instrument or agreement to which Guarantor or Guarantor's property is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any lien in, of or on the property of Guarantor pursuant to the terms of any such indenture, instrument or agreement.

                  7. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW EXCEPT SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW. GUARANTOR HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE ACTIONS OF GUARANTOR OR CBII IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF. Guarantor, by its execution hereof, hereby submits to the non-exclusive jurisdiction of the courts of the State of New York in connection with any action or proceeding relating to this Guaranty and hereby consents to service of process or other summons in any such action or proceeding brought by CBII against it in any such court by means of registered mail to the last known address of Guarantor. Nothing herein, however, shall prevent service of process by any other means permitted by law or the bringing of any such action or proceeding in any other jurisdiction.

                  8. This Guaranty shall remain in full force and effect or shall be reinstated (as the case may be) if at any time any payment by EPM, in whole or in part, is rescinded or must otherwise be returned by CBII upon the insolvency, bankruptcy or reorganization of EPM, or otherwise, all as though that payment had not been made.

                  9. Notwithstanding any payment or payments made by Guarantor hereunder or any set-off or application of funds of Guarantor by CBII, until all of the Obligations are performed or paid in full, Guarantor shall not (a) exercise any right of subrogation or indemnity, or similar right or remedy, against EPM or any of its assets or property in respect of any amount paid by Guarantor under this Guaranty or (b) file a proof of claim in competition with CBII for any amount owing to Guarantor by EPM on any account whatsoever in the event of the bankruptcy, insolvency or liquidation of EPM.


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                  10. The rights and remedies set forth in the Mirror PPA, the
Administrative Services Agreement and this Guaranty are in addition to and not exclusive of any rights and remedies available to CBII by law in respect of this Guaranty. If any amount payable by Guarantor under this Guaranty is not paid when due, CBII may, without notice or demand of any kind, set-off and apply such amount against any indebtedness of CBII to Guarantor then due and payable (including, without limitation, principal, interest, indemnity or reimbursement for losses) whether under any loan or credit agreement, note, interest rate or currency exchange agreement, or otherwise, and such set-off and application shall satisfy the obligations hereunder of Guarantor to CBII to the extent such amount is so set-off and applied. CBII shall be entitled to apply any amount received by it from any source, including Guarantor, in respect of EPM's Obligations to the discharge of those Obligations in such order as CBII may from time to time elect in its sole discretion.

                  11. Guarantor shall pay or reimburse CBII on demand for all reasonable costs and expenses (including fees and expenses of counsel) incurred in connection with the enforcement of CBII's rights under this Guaranty.

                  12. All amendments, waivers and modifications of or to any provision of this Guaranty and any consent to departure by Guarantor from the terms hereof shall be in writing and signed and delivered by CBII and, in the case of any such amendment or modification, by Guarantor, and shall not otherwise be effective. Any such waiver or consent shall be effective only in the specific instance and for the purpose for which it is given.

                  13. This Guaranty shall be binding on Guarantor and its successors and assigns. However, Guarantor shall not transfer any of its obligations hereunder without the prior written consent of CBII and any purported transfer without that consent shall be void. Guarantor hereby expressly agrees that CBII may assign all of its rights hereunder without Guarantor's approval to (a) transfer, pledge, encumber or assign this Guaranty or the accounts, revenues or proceeds hereof in connection with any financing or other financial arrangements or (b) transfer or assign this Guaranty to any affiliate or to any person or entity succeeding to all or substantially all of the assets of CBII. This Guaranty shall inure to the benefit of CBII and its successors and assigns.

                  14. Any notice, request, demand or statement which either Guarantor or CBII may desire to give the other shall be in writing and shall be considered as duly delivered when mailed by certified mail or delivered against receipt by messenger or overnight courier addressed to said party as follows:


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                  (a)      If to Guarantor:

                           El Paso Corporation
                           1001 Louisiana Street
                           Houston, TX 77002
                           Attention: General Counsel

                           With electronic mail copies to:

                           Tim.Sullivan@elpaso.com

                  (b)      If to CBII:

                           El Paso Merchant Energy, L.P.
                           1001 Louisiana Street
                           Houston, TX 77002
                           Attention: General Counsel

                           With electronic mail copies to:

                           Kurt.Regulski@elpaso.com



           [The remainder of this page was left blank intentionally.]


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                  IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be executed in its name and behalf as of the date first written above.

                                     EL PASO CORPORATION



                                     By /s/ John J. Hopper
                                        ----------------------------------------
                                        Name:  John J. Hopper
                                        Title: Vice President



                                     AGREED TO AND ACCEPTED BY:

                                     CEDAR BRAKES II, L.L.C.



                                     By /s/ Andrew C. Kidd
                                        ----------------------------------------
                                     Name:  Andrew C. Kidd
                                     Title: Vice President and Associate General
                                            Counsel